Exhibit 99.1

Tidewater to Present at the 2013 Barclays Select Growth Conference

NEW ORLEANS, November 12, 2013 –Tidewater Inc. (NYSE: TDW) announced today that Jeffrey M. Platt, President and CEO and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the 2013 Barclays Select Growth Conference in New York, New York on Tuesday, November 19, 2013, at approximately 10:45 a.m. Eastern time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on November 19, 2013, at approximately 12:00 p.m. Eastern time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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